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                                                                   EXHIBIT 10.33

                                                               November 16, 1998

Dear Phil,

         This letter will confirm our agreement concerning your employment with Borders Group, Inc. (the "Company") and payments that may be due you in the event of termination of your employment.

         1. Effective November 16, 1998, you will serve as Chief Executive Officer and a member of the Board of Directors of the Company. You will report to the Chairman of the Board of Directors of the Company. Subject to your annual election by the shareholders, you will continue to serve as a director during the period of your employment with the Company.

         2. Your offices will be at the Company's Corporate Office in Ann Arbor, Michigan and at its facility in Nashville, Tennessee and you may maintain your residence in Nashville. The Company will reimburse you for travel expenses between Nashville and Ann Arbor until your son's graduation from high school. You will be responsible for your housing arrangements in Ann Arbor and the Company will reimburse you for reasonable relocation expenses on a "grossed-up" basis.

         3. Your base salary will be $700,000 per year. All of your 1998 salary and at least $250,000 of your 1999 salary will be in the form of compensation replacement options. Commencing in 1999, your base salary and bonus potential will be reviewed annually by the Compensation Committee in the same manner as other senior executives of the Company, provided that in no event will your base salary or bonus potential be less than that of any other officer or employee of the Company.

         4. You will receive an annual bonus of $500,000 per year if the Company meets "street" earnings estimates for the applicable year. "Street" earnings estimates shall be based upon consensus analysts' estimates for the applicable fiscal year determined as of April 15th of such year and shall be the same as the earnings per share targets for other executives for the applicable fiscal year. No bonus will be payable for 1998 but your 1999 bonus opportunity will be increased based upon the percentage of fiscal 1998 during which you were employed.

         5. You will be granted the following stock options on November 16, 1998:

                   a. an option for 250,000 shares with a term of ten years and 100% "cliff" vesting after four years from the grant date, except that if performance standards described below are met, 50% of the options will vest on the earliest date that the requirements of either (i) or (ii) below are satisfied. To achieve early vesting of 50% of such options, either: (i) the Company's per share earnings for the fiscal year ending in January of 2001 must equal or exceed 1.5625 times the per share earnings of the Company for the fiscal year ending in January of 1999, or (ii), the Company's percentage stock price movement for the period from November 16, 1998 through the last day of the Company's fiscal year ending in January 2001 must be higher than the average percentage stock price movement of the specialty retail companies listed on



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Schedule A hereto for such period. For purposes of (ii), the calculation of the percentage stock price movement of the shares of the Company and the specialty retail companies listed on Schedule A shall be determined by comparing the percentage changes based upon the average closing prices for the 20 trading days beginning November 16, 1998 with the average closing prices for the last 20 trading days in the Company's fiscal year ending in January 2001. An example of the calculation is attached hereto as Schedule B. This option will be in lieu of any annual option grants for a three year period.

                   b. an option for each share that you purchase on November 16, 1998 pursuant to paragraph 6 below. The options relating to shares purchased pursuant to paragraph 6a will have 100% "cliff" vesting after three years and a term of five years. The options relating to shares purchased pursuant 6b will have 100% "cliff" vesting on June 30, 2006, except that for each share purchased pursuant to 6b that you continue to hold on the fourth anniversary of the purchase date, the vesting period of the related option will be four years (i.e. November 16, 2002).

         All options will have an exercise price equal to the fair market value on the date of grant; i.e. the closing price on the proceeding trading day.

         6. You will have the opportunity to purchase shares of the Company's common stock on November 16, 1998 in accordance with the following terms:

                   a. You may utilize up to $1,000,000 to purchase restricted shares in accordance with the Company's Management Stock Purchase Plan. The purchase price for these shares will be 80% of the fair market value on your purchase date (i.e. the closing price on the preceding day) and the shares will be restricted for three years. If your employment terminates prior to the expiration of the restriction period, your pay out will be in accordance with the terms of the Plan.

                   b. You may purchase up to 500,000 shares from the Company at the closing price on November 13, 1998. The Company will provide a loan of $6, 300,000 with interest to be based upon the Company's borrowing rate. This will be full recourse debt which will be fully collateralized, which collateral may consist of the shares of the Company that you acquire under this paragraph 6b. The term of the debt will be ten years, with principal being amortized over ten years commencing on the third anniversary of your employment commencement date and the balance to be paid at the end of the tenth year. Interest will be payable annually beginning on the third anniversary of the date of the loan. In addition, the Company will loan to you the amount of interest payable during the first two years under other indebtedness that you incur to purchase such shares, subject to the limitations under the Company's credit agreements. Such additional indebtedness: (i) will be added to the principal amount of your loan from the Company; (ii) will accrue interest at the rate provided for in such loan, with such interest to be payable at the times specified for other interest payments, and (iii) the principal amount attributable to such additional indebtedness shall be paid as part of the balloon payment at the end of the tenth year. The shares purchased under this paragraph will not be registered under the Securities Act of 1933 and may be sold only in compliance with Rule 144, including the one year holding period; provided, however, that, subject to the terms set forth on Schedule C hereto, the Company will register, at its expense, the resale of shares as soon as reasonably practicable following


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your request for such registration. You acknowledge and represent that: (i)
these shares are being purchased for your own account and for investment and not with a view to any distribution thereof; (ii) the certificates representing such shares will bear a restrictive legend indicating that the shares may be sold only pursuant to a registration statement or an exemption from such registration, (iii) you have had access to a such information relating to the Company, including the opportunity to ask questions of senior officers and the receipt of satisfactory answers, as you have deemed necessary or appropriate in connection with your purchase of such shares; and (iv) you will notify the Secretary of the Company of any proposed sale or other transfer of the shares and provide satisfactory evidence of compliance with applicable securities laws.

         7. Until 2001, you will not serve as a director of, or in a similar capacity with, any entity other than: (i) the Company, (ii) Ingram Micro, (iii) Pameco, Inc. and (iv) the volunteer organizations with which you are currently associated. Commencing in 2001, you may serve on the board of two additional for-profit entities so long such positions do not conflict with your responsibilities to the Company. Prior to your employment commencement date, you will discontinue all association with Ingram Industries and its affiliates (other than Ingram Micro), including service as an advisor to Ingram Industries or any of its shareholders, except that your existing securities holdings in Ingram Industries will be treated in the manner described in paragraph 13 below.

         8. You may participate in the savings and welfare programs of the Company in accordance with their respective terms in the same manner as other senior executives of the Company. You will be reimbursed for expenses in accordance with the Company's policies and also will be reimbursed for business class travel on international flights. The Company also will reimburse your wife for reasonable out-of-pocket expenses incurred as director of RIF.

    9. If your position with the Company is terminated at any time by the Company for a reason other than for Cause or Disability (as hereinafter set forth in paragraph 10 or 11), or if you terminate your position with the Company at any time for Good Reason (as set forth in paragraph 12), you will be entitled to a severance payment equal to two times the sum of (i) your annual base salary at the time of termination plus (ii) the on-plan bonus targeted for you for the fiscal year in which termination occurred. This payment will be made in equal monthly installments during the twenty-four month period (the "Severance Period") commencing with the month following termination. You shall have no obligation to seek other employment during the first 12 months of the Severance Period (the "Initial Severance Period") and the obligation to make severance payments to you during the Initial Severance Period will not be affected by any compensation that you may receive during such period. You agree that you will use reasonable efforts to seek other employment during the balance of the Severance Period (the "Remaining Severance Period") and that, to the extent that you earn cash compensation from other employment during the Remaining Severance Period, the obligation to make payments to you during the Remaining Severance Period shall be correspondingly reduced; provided, however, that the decision whether to enter into other employment during either the Initial Severance Period or the Remaining Severance Period shall be solely yours. Except for benefits that may be due you under any of the Company's benefit plans providing benefits after termination of employment in accordance with the terms of such plan, the payments provided for herein during the Severance Period shall be the

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exclusive payments due to you for any reason in the event your employment with the Company is terminated, and you shall not otherwise be entitled to any payments or benefits.

    10. Your position with the Company may be terminated by the Company for "Cause" only by written notice given to you after action by a majority of the members of the Board of Directors of the Company and only within ninety days after the later of the occurrence of the Company learning of one of the following events:

         (a) Your conviction of a felony, or of a misdemeanor involving the money or property of the Company or any subsidiary;

         (b) Your willful and continued failure without proper cause to substantially perform the duties and responsibilities of your position or to comply in all material respects with the material written policies or directives of the Company, which failure shall not be remedied within seven days after written notice thereof from the Company to you;

         (c) You shall have willfully engaged in misconduct that materially damages or injures the reputation of the Company or any subsidiary; or

         (d) You shall have been guilty of gross negligence in the performance of your duties and responsibilities.

For purposes of this paragraph 10, no act or failure to act, on your part shall be deemed to be "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that such act or omission was in the best interest of the Company.

    11. Your position with the Company shall be terminated by the Company for "Disability" if you shall be unable to perform your duties and responsibilities by reason of a specific mental or physical illness or injury and such inability shall have existed for an aggregate of at least 180 days in the twelve month period.

Any question as to the existence of a Disability as to which you and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to you and the Company. If you and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and you shall be final and conclusive for all purposes of this agreement.

    12. Your position with the Company may be terminated by you for "Good Reason" only if you give written notice of such termination to the Company within 90 days after the occurrence of any one of the following events:

         (a) At any time during the term of your employment with the Company your base salary, or your bonus and incentive compensation potential and benefits are in the aggregate, less favorable than that provided to other senior executives of the Company or its subsidiaries or your rate of base

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              compensation, or the basis on which your incentive compensation is awarded, is changed without your consent in a manner adverse to you other than for Cause; provided, however, that there shall be no obligation to increase your rate of base compensation or to pay you minimum bonuses except those specifically agreed to by the Company in writing (as long as the method of determining your entitlement to bonuses is not changed in a manner adverse to you);

         (b) Your authority or responsibilities are significantly diminished without your consent or you are required to report to any person other than the Chairman of the Board of Directors of the Company or the Board, other than for Cause or unless you become Disabled;

         (c) Your being required, without your consent, to perform your duties at a location other than the Company's principal executive offices in Ann Arbor, Michigan (other than as a result of normal business travel requirements);

         (d) A Change in Control of the Company, as defined in the Borders Group, Inc. Stock Option Plan; or

         (e) Any failure of the Board to nominate you, or of the shareholders to elect you, to serve as a director of the Company.

         13. The shares of Ingram Industries that you or your wife or your minor children own or control, either directly or through partnerships or trusts, as well as any additional shares of Ingram Industries that you or your wife acquire in the future through the exercise of stock options or other rights, will be placed in one or more blind trusts pursuant to which all voting, disposition and other rights relating to such shares will be given to an independent trustee until the earlier of: (i) the date upon which you cease to be an employee of the Company; or (ii) the date upon which Ingram Industries ceases to own any shares or other interest in Ingram Book Group or any successor company. With respect to shares held for the benefit of your minor children, the blind trust requirement may be satisfied by the appointment of, and the grant of such rights to, an independent co-trustee of the existing trust(s) in which such shares are held and such trustee shall not be required to have any rights with respect to any assets of such trust(s) other than the Ingram Industries shares. The Company will establish an independent committee of the Board to monitor all transactions between the Company and Ingram Industries or its affiliates, including both transactions in the normal course of business and any unusual transactions, and all transactions outside the ordinary course of business will be subject to the approval of the Board after receiving the report of the independent committee. We may disclose your holdings in Ingram Industries and the role of the independent committee in our annual proxy statement. Such disclosure will be mutually acceptable to you and the Board except that the Company shall have the right to make any disclosure that it reasonably believes is required by law.

    14. Any dispute that may exist respecting (i) the interpretation or application of any provision of the agreement (including, without limitation, the provisions of this paragraph) or (ii) your entitlement to payments or other benefits after termination of your employment shall be resolved by arbitration in Detroit, Michigan in accordance with the

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rules of the American Arbitration Association and judgment on the award may be entered in any court having jurisdiction. If your position in any such dispute is sustained in the arbitration, the Company will pay or reimburse you for your expenses in connection with the resolution of such dispute (including, without limitation, counsel fees and disbursements and other charges).

Please confirm your agreement by signing below and retain one copy for your records.

                                                     Sincerely,

                                                     BORDERS GROUP, INC.
Agreed:
                                                     By:/s/ Robert DiRomualdo
                                                        ---------------------


/s/ Phillip M. Pfeffer
----------------------





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                                   Schedule A



                 BORDERS GROUP, INC.*                      BGP

                 Costco                                    COST
                 Bed, Bath & Beyond                        BBBY
                 Staples                                   SPLS
                 Starbucks                                 SBUX
                 Home Depot                                HD
                 Best Buy                                  BBY
                 Barnes & Noble                            BKS
                 Wal-Mart                                  WMT
                 Circuit City                              CC
                 OfficeMax                                 OMX
                 Office Depot                              ODP
                 AutoZone                                  AZO





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                                   Schedule C


The Company will prepare and file with the Securities and Exchange Commission ("SEC") as soon as reasonably practicable after your written request, a Registration Statement on Form S-3, or other available form of Registration Statement with respect to the shares of common stock of the Company ("Company Shares") that you purchase under Section 6b (hereinafter referred to as the "Registration Statement") and use its reasonable efforts to cause such Registration Statement to become effective as soon as reasonably possible thereafter, and, subject to the provisions below, use its reasonable efforts to keep such Registration Statement effective for a period concluding on the earlier of (i) one year after it becomes effective or (ii) until you have sold all of such Company Shares. If at any time after a Registration Statement becomes effective, the Company advises you in writing that due to the existence of material information that has not been disclosed to the public and included in the Registration Statement it is necessary to amend the Registration Statement, you shall suspend any further sale of Company Shares pursuant to the Registration Statement until the Company advises you that the Registration Statement has been amended. In such event, the Company shall not be required to amend the Registration Statement during any time when the Company's officers and directors are prohibited from buying or selling Company Shares pursuant to Company's insider trade policy. Notwithstanding the foregoing sentence, the Company shall file any amendment necessary for you to recommence sales under the Registration Statement concurrently with the commencement of any period in which directors and officers of the Company are allowed to buy or sell Company Shares pursuant to Company's insider trade policy.

In addition, the Company may suspend use of the Registration Statement to the extent the Company is advised by its legal counsel that such action is reasonably necessary to comply with federal securities law. In the event the sales of your Company Shares pursuant to the Registration Statement are suspended as provided above, the one year period during which a Registration Statement must be kept effective shall be extended for the total number of days during which sales are suspended. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 6b and this Schedule C that you furnish to the Company such information regarding you, the Company Shares held by you, and the intended method of disposition of such Company Shares, as shall be required to effect their registration.